Exhibit 99

February 2010

Cabela's Credit Card Master Note Trust		CABMT 05-1	CABMT 06-3	CABMT 08-1	CABMT 08-4	CABMT 09-1
Deal Size		$250M	$500M	$500M	$200M	$500M
Expected Maturity		10/15/2010	10/17/2011	12/15/2010	9/15/2011	3/15/2012

Portfolio Yield		21.23%	21.23%	21.23%	21.23%	21.23%
LESS: Base Rate		5.09%	4.92%	6.37%	8.12%	5.32%
Gross Charge-offs		4.94%	4.94%	4.94%	4.94%	4.94%

Excess Spread:	Feb-10	11.20%	11.36%	9.91%	8.16%	10.96%
	Jan-10	10.08%	10.25%	8.72%	6.80%	9.57%
	Dec-09	12.55%	12.72%	11.21%	9.32%	12.09%

3 Month Average Excess Spread		11.28%	11.44%	9.95%	8.09%	10.87%

Delinquencies	30 to 59 days	0.68%	0.68%	0.68%	0.68%	0.68%
	60 to 89 days	0.49%	0.49%	0.49%	0.49%	0.49%
	90+ days	0.56%	0.56%	0.56%	0.56%	0.56%
	Total	1.73%	1.73%	1.73%	1.73%	1.73%

Principal Payment Rate		36.27%	36.27%	36.27%	36.27%	36.27%

Back to Form 8-K